EXHIBIT 23.3

CONSENT OF FINANCIAL ADVISOR

     We hereby consent to the inclusion in this Registration Statement on Form S-4 of our opinion, dated as of June 13, 2003, and to the references to our firm in the Proxy Statement/Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the Rules and Regulations of the Securities and Exchange Commission thereunder.

Southard Financial

August 11, 2003